Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contacts:	David A. Miller, CFO Integrated Electrical Services, Inc. 713-860-1500

Ken Dennard / ksdennard@drg-e.com Karen Roan / kcroan@drg-e.com DRG&E 713-529-6600

INTEGRATED ELECTRICAL SERVICES ANNOUNCES FISCAL 2005

SECOND QUARTER EARNINGS RELEASE AND CONFERENCE CALL

SCHEDULE

HOUSTON — APRIL 26, 2005 — Integrated Electrical Services, Inc. (NYSE: IES) today announced plans to release its fiscal 2005 second quarter results on Tuesday, May 10, 2005 after the market closes.

Integrated Electrical Services has scheduled a conference call for Wednesday, May 11, 2005 at 9:30 a.m. eastern time. H. Roddy Allen, President and Chief Executive Officer, and David A. Miller, Chief Financial Officer, will conduct the call.

To participate in the conference call, dial 303-262-2138 at least ten minutes before the call begins and ask for the Integrated Electrical Services conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until May 17, 2005. To access the replay, dial 303-590-3000 and use the pass code of 11029447.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the company’s web site at http://www.ies-co.com. To listen to the live call on the web, please visit the web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available on the company’s web site shortly after the call. For more information, please contact Donna Washburn at DRG&E at 713-529-6600 or email her at: dmw@drg-e.com.

Integrated Electrical Services, Inc. is a consolidated national provider of electrical solutions to the commercial and industrial, residential and service markets. The company provides electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.